EXHIBIT 23.2
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       CONSENT OF ERNST & YOUNG LLP, FORMER INDEPENDENT AUDITORS




The Board of Directors
Sunrise Technologies International, Inc.

     We consent <Strikeout>to the use of our report incorporated herein by reference and</Strikeout> to the reference to our firm under the
<Strikeout>heading "Experts" in the Prospectus.</Strikeout>    caption
"Experts" in the Registration Statement (Form S-3/A No. 333-72829) and related Prospectus of Sunrise Technologies International, Inc. for the registration of 12,349,049 shares of its common stock and to the incorporation by reference therein of our report dated March 10, 1997, with respect to the consolidated statements of operations, stockholders' equity and cash flows of Sunrise Technologies International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                  /s/ Ernst & Young LLP

Palo Alto, CA
<Strikeout>April 9,</Strikeout>
   June 2,     1999